Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228080 on Form S-8 of our report dated October 30, 2019 relating to the financial statements of Piedmont Lithium Limited and its subsidiaries appearing in this Annual Report on Form 20-F of Piedmont Lithium Limited for the year ended June 30, 2019.

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU
Perth, Australia

October 30, 2019